Exhibit 10.7

November 2020 Grants

CRICUT HOLDINGS, LLC
a Delaware limited liability company

ANNOUNCEMENT of BONUS award

Participant’s Name and Address:	XXX XX

You (“Participant”) have been issued a Bonus Award (this “Award”) by Cricut Holdings, LLC, a Delaware limited liability company (the “Company”).  This Award shall be subject to the terms and conditions of this Announcement of Bonus Award (this “Announcement”) and the Bonus Award Agreement attached hereto (the “Award Agreement”). The purpose and intent of this Right is to issue you an economic benefit, which will be economically equivalent to purchasing equity interests in the Company, without actually purchasing such interests. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Award Agreement or if not defined in the Award Agreement, as ascribed to them in the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”), a copy of which has been provided to Participant.

A.	General Terms:

Award Number:	U-XX
Date of Award:	01 XXX 20XX
Vesting Commencement Date:	01 XX 20XX
Incentive Unit Equivalents:	XX,000
Participation Threshold:	[$0.00]
Participation Threshold Per-Unit:	[$0.00]

B.	Vesting Schedule:

Participant shall vest in 25% of the Incentive Unit Equivalents on each of the first four (4) anniversaries of the Vesting Commencement Date (the “Start Date”); provided that Participant remains continuously employed by the Company and its Subsidiaries from the Date of Award until the applicable vesting date.

[Remainder of Page Left Intentionally Blank; Signature Pages to Follow]

IN WITNESS WHEREOF, the Company and Participant have executed this Announcement and agree that the Award is to be governed by the terms and conditions of this Announcement and the Award Agreement.

CRICUT HOLDINGS, LLC,
a Delaware limited liability company

By:
Name Don Olsen
Title Secretary

PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE AMOUNTS PAID PURSUANT TO THE AWARD SHALL BECOME PAYABLE, IF AT ALL, ONLY DURING THE PERIOD OF PARTICIPANT’S CONTINUOUS SERVICE TO THE COMPANY OR ITS SUBSIDIARIES (NOT THROUGH THE ACT OF BEING HIRED, OR BEING GRANTED THIS AWARD).  PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS ANNOUNCEMENT, OR IN THE AWARD AGREEMENT, SHALL CONFER UPON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION OF PARTICIPANT’S CONTINUOUS SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE PARTICIPANT’S CONTINUOUS SERVICE WITH THE COMPANY OR ITS SUBSIDIARIES AT ANY TIME, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  PARTICIPANT ACKNOWLEDGES THAT UNLESS PARTICIPANT HAS A WRITTEN AGREEMENT WITH THE COMPANY TO THE CONTRARY, PARTICIPANT’S SERVICE RELATIONSHIP WITH THE COMPANY IS AT‑WILL.  [FOR CHINA RECIPIENTS: PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT UPON SETTLEMENT OF THIS AWARD, PARTICIPANT SHALL ONLY BE ENTITLED TO THE CASH VALUE OF THE INCENTIVE UNIT EQUIVALENT DETERMINED HEREUNDER, AND NOTHING IN THIS ANNOUNCEMENT OR OTHERWISE ENTITLES THE PARTICIPANT TO ANY EQUITY INTEREST IN THE COMPANY OR ITS SUBSIDIARIES].

Participant acknowledges receipt of a copy of the Award Agreement and the LLC Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof.  Participant has reviewed this Announcement, the Award Agreement, and the LLC Agreement in their entirety, has had an opportunity to and has been advised to obtain the advice of counsel prior to executing this Announcement and fully understands all provisions of this Announcement, the Award Agreement, and the LLC Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated in this Announcement.

Date:	Signed:
	Name:	XXX XXX

Signature Page to Announcement of Bonus Award

BONUS AWARD AGREEMENT

THIS BONUS AWARD AGREEMENT (this “Agreement”) dated as of XXX XX, 20XX (the “Date of Award”) represents the grant of the number of Incentive Unit Equivalents (the “Incentive Unit Equivalents”) set forth in the attached Announcement of Bonus Award (the “Announcement”) by Cricut Holdings, LLC, a Delaware limited liability company (the “Company”), to                      (“Participant”), pursuant to the Announcement, this Agreement, and the provisions of the Company’s Third Amended and Restated Limited Liability Company Agreement dated June 11, 2015, as it may be amended from time to time (the “LLC Agreement”).  In consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.Definitions.

(a)Capitalized terms used herein and not defined elsewhere in this Agreement shall have the meanings assigned to them in the LLC Agreement (a copy of which has been provided to Participant).

(b)“Cause” means Participant (i) entering a plea of no-contest with respect to, or being convicted (including a plea of guilty) of a felony, whether or not related to Participant’s employment with Cricut (as such term is defined below) or its Subsidiaries; (ii) committing any illegal conduct involving dishonesty, fraud or moral turpitude with respect to Cricut or any of its affiliates or any of their respective employees, customers or suppliers; (iii) willfully engaging in gross misconduct in the performance of Participant’s duties; (iv) materially breaching any agreement with the Company or its Subsidiaries; (v) either failing or refusing to perform any of Participant’s duties, and, after being given written notice by Cricut or its Subsidiaries of such failure or refusal, Participant fails to cure the same within ten (10) calendar days of the notice; (vi) repeatedly being absent from the workplace (other than for business travel) unless such absence is (1) in compliance with the policies of Cricut and its Subsidiaries or approved or excused by the board of directors of Cricut or (2) the result of Participant’s illness or disability; (vii) making disparaging, derogatory or detrimental comments about Cricut or any of its affiliates; (viii) engaging in a pattern of conduct that is detrimental to the reputation of Cricut or any of its affiliates; or (ix) abusing alcohol, prescribed medication or illegal drugs (whether or not at the workplace).

(c)“Change in Control” shall mean any of the following events to first occur after the Date of Award:

(i)any independent third party (which shall exclude any affiliates of the Company), by merger or otherwise, becomes the direct beneficial owner of more than 65% of the combined voting power of the then-outstanding securities of the Company or Cricut, Inc., a Utah corporation (“Cricut”), or any other successor entity to either of the foregoing all or substantially all of whose assets consist of all the outstanding equity interests of the Company or Cricut, as applicable; provided that a Change in Control shall not include any merger or other transaction in which the equity holders of the Company immediately prior to the merger or other transaction after giving effect to such merger or other transaction own directly or indirectly a majority of the equity interests of the Company, Cricut or such successor entity;

(ii)the Company consummates the sale or disposition of all or substantially all of its assets; or

(iii)Cricut consummates the sale or disposition of all or substantially all of its assets.

(d)“Trigger Event” means the consummation of a transaction or series of transactions that results in the conversion of the Company or its business into a corporation.

2.Incorporation of Terms of LLC Agreement.  This Agreement shall be subject to the LLC Agreement, the terms of which are incorporated herein by reference. In the event of any conflict or inconsistency between the LLC Agreement and this Agreement, the LLC Agreement shall govern.

3.Award.  The parties hereto agree that, for good and valuable consideration, on and as of the date hereof, the Company grants to Participant the number of Incentive Unit Equivalents set forth in the Announcement. Subject to Sections 6 and 10(b) below, upon vesting of an Incentive Unit Equivalent, Participant shall not receive any cash or equity in the Company, but instead shall be entitled to future Distributions with respect to such Incentive Unit Equivalent on the same terms and conditions as an Incentive Unit under the LLC Agreement[FOR CHINA RECIPIENTS:; provided, however, that, in the event any Distribution to holder of Incentive Units is payable in the form of equity or other form of securities, Participant shall instead receive the cash value equivalent of the Distribution with respect to Participant’s Incentive Unit Equivalents, with the cash value determined based on the fair market value of such equity or securities as of the date of the Distribution as determined by the Company’s Board of Directors.]  The Participant shall have no rights to current Distributions on unvested Incentive Unit Equivalents.  Further, the Incentive Unit Equivalents shall have no voting rights.

4.Participation Threshold.  The Participation Threshold of the Incentive Unit Equivalents granted hereunder is the amount set forth in the Announcement.  This means that the Incentive Unit Equivalents granted hereunder will not be entitled to share in Distributions unless and until the currently outstanding Common Units, Incentive Units, and Incentive Unit Equivalents with a lower Participation Threshold, in that order of priority, are distributed an aggregate amount equal to the Participation Threshold set forth in the Announcement; provided, however, that such Distributions must have been made after the issuance date of the Incentive Unit Equivalents hereunder.  In addition, the Incentive Unit Equivalents must have vested before they receive any Distributions.

5.No Transfer or Assignment of Award.  The Incentive Unit Equivalents granted under this Agreement and all other rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process, except to the extent permitted under the LLC Agreement; provided that, without the prior written consent of the Company, in no event shall Participant be entitled to transfer any unvested Incentive Unit Equivalents.

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6.Rights on Termination of Employment.  Unless otherwise determined by the Company’s Board of Directors, if Participant’s employment with the Company and its Subsidiaries terminates for any reason, the Incentive Unit Equivalents—whether vested or unvested—shall terminate immediately and be of no further force or effect and Participant shall have no further rights with respect to the Incentive Unit Equivalents or any future Distributions that otherwise would be payable thereon.

7.	Certain Tax Matters.

(a)Withholding. In the event that the Company determines that it is required to withhold any tax as a result of a Distribution made to Participant, Participant hereby agrees to make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. Participant shall also make arrangements satisfactory to the Company and its Subsidiaries to enable it to satisfy any withholding requirements that may arise in connection with the granting or vesting of Incentive Unit Equivalents.  In the event the Company or any of its Subsidiaries do not make such withholdings, Participant shall indemnify the Company and its Subsidiaries for any amounts paid by the Company or any of its Subsidiaries for the benefit of Participant with respect to any such taxes, together with any interest, penalties and related expenses thereto. Further, if Participant is subject to tax in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company or its Subsidiaries (or former employer, as applicable) may be required to withhold or account for tax withholding obligations in more than one jurisdiction. If Participant fails to make satisfactory arrangements for the payment of any required tax withholding requirements at the time of the applicable taxable event, Participant acknowledges and agrees that the Company may refuse to the Incentive Unit Equivalents and resulting Distributions.

(b)No Warranty of Tax Results.  Participant hereby acknowledges that the ultimate tax liability obligations and requirements in connection with the Incentive Unit Equivalents, including without limitation all federal, local, and foreign taxes resulting from the issuance, holding, vesting, or forfeiture of Incentive Unit Equivalents hereunder may depend on Participant’s particular situation and other facts and circumstances, and neither the Company, nor its managers, agents, owners or any other person will be responsible or liable for the U.S. and non-U.S. tax consequences to Participant occurring by reason of any of such events.  The Company or any of its Subsidiaries do not represent, warrant, guaranty, affirm or advise Participant that Participant will achieve any particular federal or state income or other tax consequences or objectives with respect to the Incentive Unit Equivalents, and Participant agrees to rely solely upon Participant’s own advisers with respect to all such tax consequences of the Incentive Unit Equivalents hereunder. Participant further acknowledges that the Company and its Subsidiaries make no representations or undertakings regarding the tax treatment in connection with any aspect of the Incentive Unit Equivalents, including, but not limited to, the grant, vesting, forfeiture, sale, or redemption of the Incentive Unit Equivalents and do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Incentive Unit Equivalents to reduce or eliminate Participant’s liability for tax related obligations or achieve any particular tax result.

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(c)Gross-up Payments.  In the sole and absolute discretion of the Board, the Company may issue a one‑time cash bonus to Participant in connection with any Distributions made to Participant as a result of the Incentive Unit Equivalents, with the intention that such cash bonus would be sufficient for, and used by, Participant to pay any related taxes from the Distributions received by Participant as a result of the Incentive Unit Equivalents.  The timing and amount of any cash bonuses made pursuant to this Section 7(c) shall be determined by the Board in its sole and absolute discretion.

8.	Adjustments; Change in Control; Triggering Event.

(a)Subject to any required action by the Members of the Company, in the event that any dividend, recapitalization, unit split, reverse unit split, reorganization, merger, consolidation, split‑up, spin-off, division, combination, repurchase, or exchange of Common Units or other securities of the Company, other distribution of Common Units or other securities of the Company without the receipt of consideration by the Company, or other change in the organizational structure of the Company affecting the Common Units occurs, the Board, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will adjust the number, class, and Participation Threshold of Incentive Unit Equivalents.

(b)In the event of a merger or a Change in Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Board shall specify otherwise in this Agreement, the Board is authorized (but not obligated) to make adjustments to the terms and conditions of the Award.

(c) Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction, upon a Trigger Event, the Award will be exchanged for or converted into, in such transaction, an award to [acquire shares of the resulting corporation’s common stock]1 [FOR CHINA: receive cash, paid [locally/by the local Chinese Subsidiary] in Chinese Yuan,] on or shortly following the vesting of the Award (the “Replacement Award”).  The Replacement Award will have an economic value that is substantially similar to the Award as of the date of the replacement.

[1]	NTD: For jurisdictions other than China.

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9.Country Addendum. Notwithstanding any provisions in this Agreement, the Incentive Unit Equivalents shall be subject to any special terms and conditions set forth in the Appendix to this Agreement for any country whose laws are applicable to the Participant and the Incentive Unit Equivalents (as determined by the Company in its sole discretion) (“Country Addendum”). Moreover, if the Participant relocates to one of the countries included in the Country Addendum (if any), the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Country Addendum (if any) constitutes a part of this Agreement

10.	General Provisions.

(a)No Rights to Continued Employment. Nothing in this Agreement or any action taken or omitted to be taken hereunder shall be deemed to create or confer on Participant any right to continued employment with the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of Participant at any time.

(b)Restrictive Covenant Agreement. Notwithstanding any other provision of this Agreement, in the event of any breach by Participant of the Employee Confidential Disclosure and Non-Confidential Agreement between Cricut and Participant, all Incentive Unit Equivalents held by Participant (whether vested or unvested) shall immediately terminate and be of no further force or effect and Participant shall have no further rights with respect to the Incentive Unit Equivalents.

(c)Restrictions. The Board of Managers of the Company (the “Board”) shall have the right to impose restrictions on any Incentive Unit Equivalents as it deems necessary or advisable.

(d)Board Decisions Final. Any dispute or disagreement arising under, or in connection with, the interpretation or construction of the terms of the Announcement or this Agreement shall be determined by the Board in good faith, and any such determination and any other determination by the Board under this Agreement shall be final and binding on all persons affected thereby.

(e)Amendments. The Board shall have the power to alter or amend the terms of the Announcement or this Agreement from time to time, in any manner consistent with the LLC Agreement. Any alteration or amendment of the terms of the Announcement or this Agreement shall bind all persons affected thereby without the requirement of consent or other action by any person. The Board shall provide written notice to Participant of any such alteration or amendment of this Agreement as promptly as practicable after the adoption thereof. Nothing in this Section 10(e) shall restrict Participant and the Company by mutual consent from altering or amending the terms of the Announcement or this Agreement in any manner that is consistent with the LLC Agreement and the approval of the Board.

(f)Waiver. The waiver by either party of compliance with any provision of this Agreement by the other party shall not operate or be construed as a waiver of any other provision

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of this Agreement, or of any subsequent breach by such other party of a provision of this Agreement.

(g)Entire Agreement. The Announcement, this Agreement, the LLC Agreement and the other documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

(h)Counterparts. This Agreement may be executed in one or more counterparts (including by electronic signature or .pdf transmission), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

(i)Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Agreement.

(j)Governing Law. The Announcement and this Agreement and the rights of the parties thereunder and hereunder shall be governed by and construed in accordance with the laws of the State of Delaware applied to contracts executed in and to be performed entirely in that state.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement has been signed by the Company by one of its duly authorized officers and by Participant as of the Date of Award.

Cricut Holdings, LLC

By:
Name:	Don Olsen
Title:	Secretary

XXX XXX

Signature Page to Bonus Award Agreement

APPENDIX

INCENTIVE UNIT EQUIVALENTS AGREEMENT

COUNTRY ADDENDUM

TERMS AND CONDITIONS

This Country Addendum includes additional terms and conditions that govern the Incentive Unit Equivalents granted to the Participant if the Participant works in one of the countries identified below. If the Participant is a citizen or resident of a country (or is considered as such for local law purposes) other than the one in which he or she is currently working or if the Participant relocates to another country after receiving the Incentive Unit Equivalents, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will be applicable to the Participant.

Certain capitalized terms used but not defined in this Country Addendum shall have the meanings set forth in the Agreement to which this Country Addendum is attached.

NOTIFICATIONS

This Country Addendum also includes notifications relating to exchange control and other issues of which the Participant should be aware with respect to his or her participation in the Incentive Unit Equivalents. The information is based on the exchange control, securities, and other laws in effect in the countries listed in this Country Addendum as of December 2020. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the notifications herein as the only source of information relating to the consequences of his or her participation in the Incentive Unit Equivalents because the information may be outdated when the Participant vests in the Incentive Unit Equivalents or sells [Zero Strike Incentive Units/Common Units] acquired under the Incentive Unit Equivalents.

In addition, the notifications are general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

Finally, if the Participant is a citizen or resident of a country other than the one in which the Participant is currently working (or is considered as such for local law purposes) or if the Participant moves to another country after the Incentive Unit Equivalents is granted, the information contained herein may not be applicable to the Participant.

The Participant is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in his or her country apply to the Participant’s individual situation.

I.	GLOAL PROVISIONS APPLICABLE TO PARTICIPANTS IN ALL COUNTRIES OTHER THAN THE UNITED STATES

TERMS AND CONDITIONS

1.Acknowledgements. In accepting the Incentive Unit Equivalents, the Participant acknowledges and agrees that:

(a)The Participant acknowledges receipt of the Agreement (including any applicable appendixes) and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Incentive Unit Equivalents subject to all of the terms and provisions thereof. The Participant has reviewed the Agreement (including any applicable appendixes) in its entirety, has had an opportunity to obtain the advice of counsel prior to executing the Agreement and fully understands all provisions of the Incentive Unit Equivalents.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under the Agreement. The Participant further agrees to notify the Company upon any change in the residence address;

(b)the Company (which may or may not be the Participant’s employer) is granting the Incentive Unit Equivalents. The Company will administer the Incentive Unit Equivalents from outside Participant’s country of residence, and United States law will govern all Incentive Unit Equivalents granted under the Agreement;

(c)the Participant acknowledges that benefits and rights provided under the Agreement are wholly discretionary and, although provided by the Company, do not constitute regular or periodic payments.  Unless otherwise required by applicable laws, the benefits and rights provided under the Agreement are not to be considered part of the Participant’s salary or compensation for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. The Participant waives any and all rights to compensation or damages as a result of the termination of employment with the Company or any Subsidiary for any reason whatsoever insofar as those rights result or may result from (i) the loss or diminution in value of such rights under the Agreement, or (ii) the Participant ceasing to have any rights under or ceasing to be entitled to any rights under the Agreement as a result of such termination;

(d)The Incentive Unit Equivalents will not be deemed to constitute, and will not be construed by the Participant to constitute, part of the terms and conditions of employment, and the Company will not incur any liability of any kind to the Participant as a result of any change or amendment, or any cancellation, of the Incentive Unit Equivalents at any time;

(e)Participation in the Incentive Unit Equivalents will not be deemed to constitute, and will not be deemed by the Participant to constitute, an employment or labor relationship of any kind with the Company;

(f)The grant of the Incentive Unit Equivalents, and any future grant of Incentive Unit Equivalents under the Agreement is entirely voluntary, and at the complete discretion of the Company. Neither the grant of the Incentive Unit Equivalents nor any future grant of an Incentive Unit Equivalents by the Company will be deemed to create any obligation to grant any further Incentive Unit Equivalents, whether or not such a reservation is explicitly stated at the time of such a grant.  The Company has the right, at any time to amend, suspend or terminate the Incentive Unit Equivalents;

(g)In the event of the termination of the Participant’s status as an eligible Participant (for any reason whatsoever, whether or not later found to be invalid or in breach of applicable laws in the jurisdiction where the Participant is providing service or the terms of his or her employment agreement or service contract, if any), the Participant’s right to all or any portion of the Incentive Unit Equivalents, if any, will terminate effective as of the date that the Participant is no longer actively providing services to the Company and its Subsidiaries, and, in any event, will not be extended by any notice period mandated under applicable laws in the jurisdiction in which the Participant is providing service or the terms of his or her employment agreement or service contract, if any (e.g., active service would not include a period of “garden leave” or similar period pursuant to applicable laws in the jurisdiction in which the Participant is providing services or the terms of his or her employment agreement or service contract, if any). The Company shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Incentive Unit Equivalents (including whether the Participant may still be considered to be actively providing service while on a leave of absence);

(h)the Participant is voluntarily participating in the Incentive Unit Equivalents;

(i)the future value of the [Zero Strike Incentive Units/Common Units] underlying the Incentive Unit Equivalents is unknown, indeterminable, and cannot be predicted with certainty; and

(j)no claim or entitlement to compensation or damages shall arise from forfeiture of the Incentive Unit Equivalents resulting from the termination of the Participant’s employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is an employee or the terms of the Participant’s employment or service agreement, if any), and in consideration of the grant of the Incentive Unit Equivalents to which the Participant is otherwise not entitled, the Participant irrevocably agrees never to institute any claim against the Company or any Subsidiary or other affiliate thereof, waives his or her ability, if any, to bring any such claim, and releases the Company or any Subsidiary or other affiliate thereof from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Incentive Unit Equivalents, the Participant shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim.

2.Foreign Exchange Considerations.  The Participant hereby acknowledges that the neither the Company nor any Subsidiary or other affiliate thereof shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the U.S. dollar that may affect the value of the Incentive Unit Equivalents granted to the Participant, or of any amounts due to the Participant.  The Participant shall bear any, and all risk associated with the exchange or fluctuation of currency associated with his or her Incentive Unit Equivalents. The Participant further acknowledges that he or she may be responsible for reporting inbound transactions or fund transfers that exceed a certain amount and agrees to seek appropriate professional advice as to how the exchange control regulations apply to the Incentive Unit Equivalents and the Participant’s specific situation and understands that the relevant laws and regulations can change frequently and occasionally on a retroactive basis.

3.Data Privacy. The Participant understands that the Company and its Subsidiaries and authorized sub-processors will be required to collect, use and process personal information about the Participant for the purpose of performing its obligations under this Agreement in relation to the implementation, administration, and management of the Incentive Unit Equivalents.

The Participant understands that the Company and its Subsidiaries, including the Participant’s employer or other service recipient, if different, may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any interest held in the Company, details of all Incentive Unit Equivalents or any other entitlement to rights awarded, canceled, exercised, vested, unvested, or outstanding in the Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Incentive Unit Equivalents contemplated by this Agreement.

The Participant understands that Data will be transferred to a third-party service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration, and management of the Incentive Unit Equivalents and such third party, together with its affiliates, successors and assigns, will receive, possess, use and transfer the Data as contemplated hereby. Participant understands that the Company’s current third-party service provider is [insert name] which is based in [insert country]. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country of operation (e.g., the United States) may have different including less stringent data privacy laws and protections than the Participant’s country. The Company will take all reasonable measures to ensure that any such transfers of Data will be based on an adequacy decision or other appropriate safeguards to ensure the lawful transfer, further processing and protection of such Data. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Participant authorizes the Company and its Subsidiaries, and any third-party service provider selected by the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Incentive Unit Equivalents to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Incentive Unit Equivalents. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s Incentive Unit Equivalents.  The Participant understands if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status or service and career with the Company or any Subsidiary or other affiliate thereof will not be adversely affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Participant Incentive Unit Equivalents or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to hold Incentive Unit Equivalents. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact [his or her local human resources representative]. For more information about the way in which a Participant’s Data will be processed under or in relation to this Agreement and/or the Incentive Unit Equivalents and a Participant’s rights in relation to the processing of his or her Data, please see [insert name of policy], a current copy of which is available at [insert link] .

4.English Language.  Participant has received the terms and conditions of the Agreement and any other related communications, and Participant consents to having received these documents in English.  If Participant has received the Agreement or any other document related to the Incentive Unit Equivalents into a language other than English and if the translated version is different than the English version, the English version will control.

NOTIFICATIONS

1.Address for Notices. Any notice to be given to the Company under the terms of the Agreement will be addressed to the Company at Cricut, Inc. 10855 South River Front South Jordan, UT 84095 United States, U.S.A., or at such other address as the Company may hereafter designate in writing.

II.	COUNTRY SPECIFIC PROVISIONS APPLICABLE TO THE PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

CHINA

TERMS AND CONDITIONS

Settlement in Cash.  Participant acknowledges and agrees that any Distribution with respect to the Participant’s Incentive Unit Equivalents shall be payable in cash, dominated in Chinese Yuan only, paid by the local Chinese Subsidiary. Participant further acknowledges and agrees that any payment upon settlement of his or her Incentive Unit Equivalents, including, but not limited to, any settlement associated with the vesting, forfeiture, sale, or redemption of the Incentive Unit Equivalents, Participant will only be entitled to the cash value as determined under the Agreement, paid in Chinese Yuan by the local Chinese Subsidiary. Participant understands that nothing in the Agreement, or otherwise, entitles the Participant to any equity interest in the Company or any of its Subsidiaries.

FRANCE

NOTIFICATIONS

Tax Reporting Information. French residents may hold [Zero Strike Incentive Units/Common Units] outside of France, provided that they declare all foreign accounts, whether open, current, or closed, on their annual income tax return.

GERMANY

NOTIFICATIONS

Exchange Control Information. Participant understands that if Participant remits proceeds in excess of € 12,500 out of or into Germany, such cross-border payment must be reported monthly to the State Central Bank.  In the event that Participant makes or receives a payment in excess of this amount, Participant understands and agrees that Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements.  In addition, Participant must also report on an annual basis in the event that Participant holds equity interests in the Company exceeding 10% of the total voting capital of the Company. The online filing portal can be accessed at www.bundesbank.de.

IRELAND

No country-specific provisions.

MALAYSIA

TERMS AND CONDITIONS

Data Privacy. Below is a translation of Section 3 of this Country Addendum into Bahasa Malaysia for the Participant’s reference:

Privasi Data. Peserta memahami bahawa Syarikat dan Anak syarikatnya dan sub-pemproses yang sah akan diminta untuk mengumpulkan, menggunakan dan memproses maklumat peribadi mengenai Peserta untuk tujuan melaksanakan kewajibannya di bawah Perjanjian ini berkaitan dengan pelaksanaan, pentadbiran, dan pengurusan Setara Unit Insentif.

Peserta memahami bahawa Syarikat dan Anak syarikatnya, termasuk majikan Peserta atau penerima perkhidmatan lain, jika berbeza, mungkin menyimpan maklumat peribadi tertentu mengenai Peserta, termasuk, tetapi tidak terhad kepada, nama, alamat rumah dan nombor telefon Peserta, tarikh kelahiran, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa kepentingan yang dipegang dalam Syarikat, perincian semua Setara Unit Insentif atau hak lain untuk hak yang diberikan, dibatalkan, dilaksanakan, diletak hak, tidak dilaburkan, atau belum selesai dalam nikmat ("Data"), untuk tujuan eksklusif untuk melaksanakan, mentadbir dan mengurus Setara Unit Insentif yang diperhatikan oleh Perjanjian ini.

Peserta memahami bahawa Data akan dipindahkan ke penyedia perkhidmatan pihak ketiga seperti yang mungkin dipilih oleh Syarikat pada masa akan datang, yang membantu Syarikat dengan pelaksanaan, pentadbiran, dan pengurusan Setara Unit Insentif dan pihak ketiga tersebut, bersama-sama dengan ahli gabungannya, pengganti dan pengganti, akan menerima, memiliki, menggunakan dan memindahkan Data sebagaimana dimaksudkan di sini. Peserta memahami bahawa penyedia perkhidmatan pihak ketiga Syarikat sekarang adalah [insert administrator’s name] yang berpusat di [insert country]. Peserta memahami bahawa penerima Data mungkin terletak di Amerika Syarikat atau di tempat lain, dan bahawa negara operasi penerima (mis., Amerika Syarikat) mungkin mempunyai perbezaan termasuk undang-undang dan perlindungan privasi data yang kurang ketat daripada negara Peserta. Syarikat akan mengambil semua langkah yang munasabah untuk memastikan bahawa setiap pemindahan Data tersebut akan berdasarkan keputusan yang mencukupi atau perlindungan lain yang sesuai untuk memastikan pemindahan, pemprosesan dan perlindungan Data tersebut secara sah. Peserta memahami bahawa jika dia tinggal di luar Amerika Syarikat, dia boleh meminta senarai dengan nama dan alamat mana-mana penerima Data yang berpotensi dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat dan Anak syarikatnya, dan mana-mana penyedia perkhidmatan pihak ketiga yang dipilih oleh Syarikat dan mana-mana penerima lain yang mungkin dapat membantu Syarikat (pada masa ini atau masa depan) dengan melaksanakan, mentadbir dan menguruskan Setara Unit Insentif untuk menerima, memiliki , menggunakan, menyimpan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, untuk tujuan tunggal melaksanakan, mentadbir dan mengurus penyertaannya dalam anugerah Setara Unit Insentif. Peserta memahami bahawa Data akan disimpan hanya selagi diperlukan untuk melaksanakan, mentadbir dan mengurus Setara Unit Insentif Peserta. Peserta memahami jika dia tinggal di luar Amerika Syarikat, dia boleh, pada bila-bila masa, melihat Data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, memerlukan apa-apa pindaan yang diperlukan pada Data atau menolak atau menarik persetujuan di sini, dalam apa jua keadaan tanpa kos, dengan menghubungi secara tertulis wakil sumber manusia tempatannya. Selanjutnya, Peserta memahami bahawa dia memberikan persetujuan di sini secara murni secara sukarela. Sekiranya Peserta tidak memberikan persetujuan, atau jika Peserta kemudiannya ingin membatalkan persetujuannya, status pekerjaan atau perkhidmatan dan kerjaya Peserta dengan Syarikat atau Anak syarikat atau sekutu lain tidak akan terjejas; satu-satunya akibat dari menolak atau menarik balik persetujuan adalah bahawa Syarikat tidak akan dapat memberikan Setara Unit Insentif Peserta atau mentadbir atau mengekalkan penghargaan tersebut. Oleh itu, Peserta memahami bahawa menolak atau menarik balik persetujuannya boleh mempengaruhi kemampuan Peserta untuk memegang Setara Unit Insentif. Untuk maklumat lebih lanjut mengenai akibat dari penolakan Peserta untuk persetujuan atau penarikan persetujuan, Peserta memahami bahawa dia boleh menghubungi wakil sumber daya manusia tempatannya. Untuk maklumat lebih lanjut mengenai cara Data Peserta diproses di bawah atau berkaitan dengan Perjanjian ini dan / atau Setara Unit Insentif dan hak Peserta sehubungan dengan pemprosesan Datanya, sila lihat [insert name of policy], salinan terkini yang terdapat di [insert link].

MEXICO

No country-specific provisions.

NETHERLANDS

No country-specific provisions.

SINGAPORE

TERMS AND CONDITIONS

Securities Law Information.

The award of the Incentive Unit Equivalents is being made in reliance of section 273(1)(f) of the Securities and Futures Act (Cap. 289) (“SFA”) for which it is exempt from the prospectus and registration requirements under the SFA. Participant understands that the underlying [Zero Strike Incentive Units/Common Units] have not been registered with the SFA. Unless Participant sells any Company securities he or she acquires pursuant to the Agreement via a public exchange outside of Singapore (e.g., NASDAQ), Participant agrees that he or she shall not, within six (6) months of his or her acquisition of such securities, sell, transfer, gift, hypothecate or otherwise transfer such securities within Singapore except as expressly approved by the Company in writing.  The Company believes that a typical sale through a U.S. brokerage firm would not require the Company's consent under these rules.

SOUTH AFRICA

NOTIFICATIONS

Exchange Control Notification.

Participant understands that under current South African exchange control policy that he or she may invest a maximum of ZAR 1 million per year in offshore investments, including in Shares acquired under the Plan. The first ZAR 1 million annual discretionary allowance requires no prior authorization. The next ZAR 1 million requires tax clearance. Participant understands that it is Participant’s responsibility to ensure that he or she does not exceed this limit and obtain the necessary tax clearance for remittances exceeding ZAR 1 million.

SPAIN

NOTIFICATIONS

Foreign Assets Reporting.

Participant may be subject to certain tax and financial institution reporting requirements with respect to assets, rights, or foreign currency that Participant holds outside of Spain, including bank accounts, securities and real estate if the aggregate value for particular category of assets exceeds €50,000 as of December 31 each year. Note unvested Incentive Unit Equivalents are not subject to this reporting requirement.

If applicable, Participant must report his or her foreign assets on Form 720 by no later than March 31 following the end of the relevant year. After the rights and/or assets are initially reported, the reporting obligation will only apply if the value of previously-reported rights or assets increases by more than €20,000 as of each subsequent December 31; note additional reporting requirements may apply if your assets or asset increases exceed these amounts. Participant is encouraged to consult with his or her personal advisor to determine any obligations in this respect.

SWEDEN

No country-specific provisions.